FOURTH AMENDMENT TO
                           ASSET INVESTORS CORPORATION
                             1986 STOCK OPTION PLAN
                    AS RESTATED NOVEMBER 15, 1990, AS AMENDED


         Fourth Amendment, dated March 11, 1996, to the Asset Investors Corporation 1986 Stock Option Plan as restated November 15, 1990 and as further amended by a First Amendment dated May 1, 1992 as approved by the Board of Directors of the Corporation (the "Board") on May 1, 1992, and by a Second Amendment dated July 1, 1992 as approved by the Board on July 1, 1992, and by a Third Amendment dated August 19, 1993 as approved by the Board on August 19, 1993 (the "Plan"). Capitalized terms used herein shall have the meanings ascribed in the Plan unless otherwise defined herein.

         The following amendments were adopted by the Board on March 11, 1996 subject to receipt of stockholder approval, which approval was received at the Annual Meeting of Shareowners of the Corporation held on May 28, 1996 and became effective on March 11, 1996.

         1. Subsection (k) of Section "8. Terms and Conditions of Options" is amended by deleting the text of such subsection and inserting in its stead the following: "Provision rescinded by the Fourth Amendment to this Plan dated March 11, 1996."

         2. Section "5. Stock Reserved" hereby is amended to add appropriate reference to stock grants under the Plan by deleting Section 5 in its entirety and substituting the following:

                  The stock subject to Options, Rights, Limited Rights and Stock Grants hereunder shall be shares of the Corporation's Common Stock, with par value of $.01 per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights may be granted and Stock Grants awarded under the Plan shall not exceed the annual allocation for such year determined by multiplying .0075 by the number of shares of Common Stock outstanding as of midnight Denver time on December 31 of the previous year (the "Annual Allocation"). Stock Grants shall be awarded to Participants only in consideration of their consent to the elimination of future dividend equivalent rights. The maximum number of shares of Common Stock which may be subject to Options, Rights and Limited Rights granted to directors as a group under the Plan during each calendar year shall not exceed the Annual Allocation less 5,000 shares, as adjusted for unallocated shares available from previous years.

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                  In the event that any  outstanding  Option under the Plan, for any reason expires or is terminated without having been exercised in full or surrendered in full in connection with the exercise of a Right or Limited Right, the shares of Common Stock allocable to the unexercised portion of the Option (unless the Plan shall have been terminated) shall become available for subsequent grants of Options, Rights and Limited Rights under the Plan.

         3. The following new Section 11 is adopted and subsequent existing sections of the Plan shall be renumbered accordingly.

                Section 11.  Stock Grants; Terms and Conditions of Stock Grants.

                  In consideration of Recipients consenting to the Corporation eliminating their future dividend equivalent rights pursuant to subsection (k) of Section 8, which subsection has been rescinded by the Board of Directors, each Participant who holds an outstanding Option with dividend equivalent rights shall be awarded hereunder a one time fully vested stock grant based on the remaining term of the Option.

                  In addition to the foregoing amendments which were adopted subject to receipt of shareholder approval, the Board of Directors of the Corporation adopted the following amendments which were not subject to shareholder approval and became effective on March 11, 1996.

         4. Section "1. Purpose; Restrictions on Amount Available under the Plan" hereby is amended to add the following sentence as the last sentence of this section:

                  In addition to Options which may be granted hereunder, the Committee in its discretion may authorize Stock Grants to Plan Participants in consideration of their consent to eliminate future dividend equivalent rights.

         5. Section "2. Definitions" is amended to add the following definition and renumber the existing definitions accordingly, so as to be in alphabetical order.

                  (a) "PARTICIPANT" means any person awarded an Option or Stock Grant hereunder.

         6. Section "3. Administration" hereby is amended to add appropriate references to Stock Grants in the first sentence of the second paragraph of the section by deleting this sentence in its entirety and substituting the following:

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                  The  Committee  shall have the  authority  in its  discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options or make Stock Grants in consideration of the elimination of future dividend equivalent rights; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Rights or Limited Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine  the  number of  shares  to be  covered  by each  Option;  to
         interpret  the  Plan;  to  prescribe,   amend  and  rescind  rules  and
         regulations relating the to Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         7. Section "3. Administration" is further amended to add the words "Stock Grant or" between the words "any" and "Option" in the fourth paragraph of this section.

         8. Section "4. Eligibility" is amended to add appropriate reference to stock grants by deleting this section in its entirety and substituting the following:

                  Subject to certain limitations hereinafter set forth, Options may be granted or Stock Grants may be awarded to directors and officers (whether or not such persons are employees) and employees of the
         Corporation or its present or future divisions and Subsidiary Corporations. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option and any accompanying Rights or Limited Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

                  A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

                  No Option may be granted, or Stock Grant awarded, to any person who, upon exercise of the Option, or receipt of the Stock Grant, would own more than 9.8% of the Common Stock outstanding of the Corporation. Prior to the grant of an Option or Stock Grant award by the Corporation, any director, officer or employee who is to receive the Option or Stock Grant must provide an affidavit or otherwise certify to the Corporation that the grant of the Option or award of the Stock Grant to the director, officer or employee will not result in the director, officer or employee, directly or indirectly, having ownership of more than 9.8% of the outstanding shares of Common Stock, as determined pursuant to the Corporation's Articles of Incorporation.

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        9.  Section "8. Terms and  Conditions  of Options is amended to add the following new section (m):

                  (m) FORMULA GRANTS TO DIRECTORS. Notwithstanding any other provision in the Plan to the contrary, except to the extent one time Stock Grants are provided for in Section 11(b), participation in the Plan by members of the Board of Directors shall be limited to their individual right to receive an automatic grant of an Option to acquire 7,500 shares of Common Stock annually on the date the Annual Meeting of Shareowners is convened, whether or not the meeting is adjourned for any reason. Each Option automatically granted hereunder shall be evidenced by a written Option Agreement between the Corporation and the recipient containing the following material terms without variation:

                           (i) Each Non-Officer  Director who is a member of the
                  Board as of May 28, 1996 will be granted automatically upon the Effective Date, without action by the Committee, an Option to purchase 7,500 shares of Common Stock. Each Non-Officer Director who is initially elected to the Board subsequent to May 28, 1996 will be granted automatically upon such election, without action by the Committee, an Option to purchase 25,000 shares of Common Stock.

                           (ii) The Option shall  be a Nonqualified Stock Option
                  to  purchase  shares of Common Stock;

                           (iii) The Option  Price shall  be set at  100% of the
                  Fair Market Value of the shares on the date of automatic grant;

                           (iv) The  number of shares  covered by the Option and
                  the Option Price shall be subject to adjustment as provided in
                  Section 8(i) hereof; and

                           (v) The Options automatically granted hereunder shall
                  be exercisable for five years after the date of automatic grant.

         The foregoing formula provisions shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or rules thereunder.

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         10. Section "11.  Agreement by Optionee  Regarding  Withholding  Taxes"
will be renumbered as Section 12 and is amended to add appropriate references to Stock Grants by deleting this section in its entirety and substituting the following:

                  If the Committee shall so require, as a condition of exercise, each Recipient shall agree that:

                  (a) No later than the date of exercise of any Option, Right or Limited Right granted hereunder, or the receipt of a Stock Grant, the Recipient (other than a Non-Officer Director) shall pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the receipt of such Stock Grant or exercise of such Option, Right or Limited Right, and

                  (b) The Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon exercise of such Option, Right or Limited Right or receipt of a Stock Grant from any payment of any kind otherwise due to the Recipient.

         11. Section "12. Term of Plan" will be renumbered as Section 13 and is amended to add appropriate references to Stock Grants. The following is the text of the provision as amended by the First Amendment, delayed by the Second Amendment and which shall become effective with this Amendment:

                  Except as otherwise provided in Section 6 hereof, Options, Rights and Limited Rights may be granted (and in consideration of the elimination of future dividend equivalent rights the Stock Grants may be awarded) pursuant to the Plan from time to time until the Plan is terminated by the Board.

         12. Section "13. Amendment and Termination of the Plan" will be renumbered as Section 14 and hereby is amended to add appropriate references to Stock Grants by deleting this section in its entirety and substituting the following:

                  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights or Stock Grants under the Plan, or materially increase the benefits accruing to the participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to approval of the holders of Common Stock, as provided by the Corporation's Articles of Incorporation and Bylaws and the Rule, except that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof shall not require such approval. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option,

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         Right or Limited Right  previously  granted,  or Stock Grant previously awarded, unless the written consent of the Recipient is obtained.

                  The Committee shall be authorized to restate the Plan from time to time provided that all amendments incorporated into any restatement of the Plan first shall have been approved by the Board of Directors of the Corporation and the shareholders of the Corporation, to the extent required by applicable law.

         13. Section "15. Assumption" will be renumbered as Section 16 and the first sentence of the section is amended to add a reference to Stock Grants:

                  The terms and conditions of any outstanding Options granted pursuant to this Plan and any outstanding Stock Grants awarded in consideration of the elimination of future dividend equivalent rights shall be assumed by, be binding upon and inure to the benefit of any successor Corporation and shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor corporation shall not otherwise be obligated to assume this Plan.

         14. Section "17. Tax Litigation" is amended to add a reference to Stock Grants. The phrase "or Stock Grants " shall be inserted between the word "Options" and "issued" in said section.

         15. Throughout the Plan, as applicable, references to "Optionee" shall be deleted and replaced with "Recipient."


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